Exhibit 10.2

December 31, 2003

Mr. George W. Vieth, Jr.

3365 Greenhill Lane

Louisville, KY 40207

Re:	Second Amendment

Dear George:

This letter amends the Employment Agreement dated as of December 6, 2002, as amended November 18, 2003 (the “Agreement”) between you and AMF Bowling Worldwide, Inc. The defined terms in the Agreement have the same meaning herein. You and the Company hereby agree as follows:

1. Section 2 of the Agreement is amended by deleting the date “December 31, 2003” in the second line of the Section and replacing it with “January 31, 2004”.

2. Section 3.(c)i of the Agreement is amended by deleting the words “prior to December 31, 2003” in the first line thereof and substituting in their place “prior to January 31, 2004”.

3. The current Section 3.(f) is renumbered as Section 3.(h).

4. A new Section 3.(f) Extension Bonus is added to read as follows:

In consideration of the Executive agreeing to extend the term of the Agreement until January 31, 2004, the Company will pay to the Executive $100,000 on December 31, 2003.

Please acknowledge your agreement by signing a copy of this letter and returning it to me.

Sincerely,

/s/ Christopher F. Caesar

Christopher F. Caesar Senior Vice President/Chief Financial Officer

AGREED:

/s/ George W. Vieth, Jr.

George W. Vieth, Jr.
Date: December 31, 2003